Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft Boat Holdings, Inc. Reports Fiscal 2025 First Quarter Results

VONORE, Tenn. – November 6, 2024 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) today announced financial results for its fiscal 2025 first quarter ended September 29, 2024.

The overview, commentary, and results provided herein relate to our continuing operations, which exclude our former Aviara segment.

Overview:

▪
Net sales for the first quarter were $65.4 million, down $28.9 million, or 30.7%, from the prior-year period
▪
Income from continuing operations was $1.0 million, or $0.06 per diluted share
▪
Adjusted Net Income, a non-GAAP measure, was $1.9 million, or $0.12 per diluted share
▪
Adjusted EBITDA, a non-GAAP measure, was $3.8 million, down $10.2 million from the prior-year period
▪
Share repurchases of $3.5 million during the quarter

Brad Nelson, Chief Executive Officer, commented, “Our business executed well during the first quarter as we delivered results above expectations despite facing a backdrop of continued economic and industry headwinds. Our strong quarter was led by significant progress rebalancing dealer inventories and sets a strong foundation for the rest of the fiscal year. With the summer selling season now complete, we are focused on shipping our enhanced product ahead of the boat show season, while we continue to carefully manage dealer health.”

Nelson continued, “We maintain a disciplined approach to capital allocation as we prioritize balance sheet resilience throughout the business cycle. Our strong balance sheet and cash flow generation is a significant advantage which provides us with abundant financial flexibility. We are well positioned to pursue our capital allocation priorities, including targeted investment in long-term growth through focused innovation, product, and brand development.”

On August 8, 2024, we announced that we had entered into an asset purchase agreement, pursuant to which we will transfer rights to the Aviara brand of luxury dayboats and certain related assets to a subsidiary of MarineMax, Inc. The transaction was completed on October 18, 2024. Additionally, on September 12, 2024, we announced that we had entered into an agreement to sell our Aviara manufacturing facility for $26.5 million. The transaction is expected to be completed in our fiscal 2025 second quarter. The Company has reported the results of operations for its Aviara segment as discontinued operations in our condensed consolidated statement of operations and the related assets and liabilities held-for-sale are classified as held-for-sale in our condensed consolidated balance sheets.

On September 27, 2024, the Company entered into the Fourth Amendment to the Credit Agreement to obtain the necessary consents and waivers to the restrictions in the covenants of the Credit Agreement, as related to the Aviara transaction and plans to sell certain facility assets, and a waiver to the fixed charge covenant ratio for certain periods. In conjunction with the amendment, the Company drew $49.5 million on its Revolving Credit Facility, leaving $50.5 million of available borrowing capacity.

First Quarter Results

For the first quarter of fiscal 2025, MasterCraft Boat Holdings, Inc. reported consolidated net sales of $65.4 million, down $28.9 million from the first quarter of fiscal 2024. The decrease in net sales was primarily due to lower unit volumes and unfavorable model mix, as expected.

Gross margin percentage declined 570 basis points during the first quarter of fiscal 2025, compared to the prior-year period. Lower margins were the result of lower cost absorption due to planned decreased production volume and higher dealer incentives as a percentage of net sales. Dealer incentives include measures taken by the Company to assist dealers as the retail environment remains very competitive.

Operating expenses decreased $1.1 million for the first quarter of fiscal 2025, compared to the prior-year period. The decrease in operating expenses was a result of lower share-based compensation expense and lower professional fees.

Income from continuing operations was $1.0 million for the first quarter of fiscal 2025, compared to $8.5 million in the prior-year period. Diluted income from continuing operations per share was $0.06, compared to $0.50 for the first quarter of fiscal 2024.

Adjusted Net income was $1.9 million for the first quarter of fiscal 2025, or $0.12 per diluted share, compared to $10.3 million, or $0.60 per diluted share, in the prior-year period.

Adjusted EBITDA was $3.8 million for the first quarter of fiscal 2025, compared to $14.0 million in the prior-year period. Adjusted EBITDA margin was 5.9% for the first quarter, down from 14.9% for the prior-year period.

See “Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Net Income per share, which we refer to collectively as the “Non-GAAP Measures”, to the most directly comparable financial measures presented in accordance with GAAP.

Outlook

Concluded Nelson, “Given the incremental retail visibility and progress reducing field inventories during the quarter, we are raising the lower end of our full year guidance. We are encouraged by recent industry and economic developments, including easing interest rates, which could commence a return to a more normalized environment by catalyzing wholesale and retail demand for recreational boats. We will continue to monitor retail results, dealer sentiment, and broader economic conditions closely and are well-equipped to adjust our production plans for a range of scenarios.”

The Company’s outlook is as follows:

•
For full year fiscal 2025, we now expect consolidated net sales to be between $270 million and $300 million, with Adjusted EBITDA between $17 million and $26 million, and Adjusted Earnings per share of between $0.55 and $0.95. Capital expenditures are projected to be approximately $12 million for the full year.
•
For fiscal second quarter 2025, consolidated net sales are expected to be approximately $60 million, with Adjusted EBITDA of approximately $1.0 million, and Adjusted Loss per share of approximately ($0.01).

Conference Call and Webcast Information

MasterCraft Boat Holdings, Inc. will host a live conference call and webcast to discuss fiscal first quarter 2025 results today, November 6, 2024, at 8:30 a.m. EST. Participants may access the conference call live via webcast on the investor section of the Company’s website, Investors.MasterCraft.com, by clicking on the webcast icon. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the conference call and webcast will be archived on the Company's website.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its three brands, MasterCraft, Crest, and Balise. For more information about MasterCraft Boat Holdings, and its three brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.CrestPontoonBoats.com, and www.BalisePontoonBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the resilience of our business model, our intention to drive value and accelerate growth, the sale of our Merritt Island facility, and our financial outlook.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of supply chain disruptions and production inefficiencies, general economic conditions, political uncertainty (including as a result of the upcoming 2024 elections), demand for our products, inflation, changes in consumer preferences, competition within our industry, our ability to maintain a reliable network of dealers, elevated inventories resulting in increased costs for dealers, our ability to manage our manufacturing levels and our fixed cost base, the successful introduction of our new products, including our new Balise brand, the success of our strategic divestments, geopolitical conflicts, such as the conflict between Russia and Ukraine and the conflict in the Gaza Strip and general unrest in the Middle East, and financial institution disruptions. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2024, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures in this release. Reconciliations of the Non-GAAP measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables immediately following the consolidated statements of operations. The Non-GAAP Measures have limitations as analytical tools and should not be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

Results of Operations for the Three Months Ended September 29, 2024

MASTERCRAFT BOAT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three Months Ended
	September 29,	October 1,
	2024	2023

Net sales	$65,359	$94,305
Cost of sales	53,561	71,830
Gross profit	11,798	22,475
Operating expenses:
Selling and marketing	2,874	3,084
General and administrative	7,470	8,376
Amortization of other intangible assets	450	462
Total operating expenses	10,794	11,922
Operating income	1,004	10,553
Other income (expense):
Interest expense	(987)	(878)
Interest income	1,192	1,352
Income before income tax expense	1,209	11,027
Income tax expense	193	2,496
Income from continuing operations	1,016	8,531
Loss from discontinued operations, net of tax	(6,161)	(2,336)
Net income (loss)	$(5,145)	$6,195

Income (loss) per share
Basic
Continuing operations	$0.06	$0.50
Discontinued operations	(0.37)	(0.14)
Net income (loss)	$(0.31)	$0.36

Diluted
Continuing operations	$0.06	$0.50
Discontinued operations	(0.37)	(0.14)
Net income (loss)	$(0.31)	$0.36

Weighted average shares used for computation of:
Basic earnings per share	16,544,941	17,156,283
Diluted earnings per share	16,544,941	17,224,608

MASTERCRAFT BOAT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	September 29,	June 30,
	2024	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,160	$7,394
Held-to-maturity securities	68,649	78,846
Accounts receivable, net of allowances of $164 and $101, respectively	13,538	11,455
Income tax receivable	1,275	499
Inventories, net	37,296	36,972
Prepaid expenses and other current assets	6,475	8,686
Current assets held-for-sale	4,980	11,222
Total current assets	146,373	155,074
Property, plant and equipment, net	52,498	52,314
Goodwill	28,493	28,493
Other intangible assets, net	33,200	33,650
Deferred income taxes	18,761	18,584
Deferred debt issuance costs, net	432	272
Other long-term assets	8,103	7,917
Non-current assets held-for-sale	21,287	21,680
Total assets	$309,147	$317,984
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,052	$10,431
Income tax payable	4	—
Accrued expenses and other current liabilities	50,241	55,068
Current portion of long-term debt, net of unamortized debt issuance costs	—	4,374
Current liabilities held-for-sale	9,671	8,063
Total current liabilities	72,968	77,936
Long-term debt, net of unamortized debt issuance costs	49,500	44,887
Unrecognized tax positions	8,390	8,549
Other long-term liabilities	2,462	2,551
Long-term liabilities held-for-sale	180	182
Total liabilities	133,500	134,105
COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock, $.01 par value per share — authorized, 100,000,000 shares; issued and outstanding, 16,816,392 shares at September 29, 2024 and 16,759,109 shares at June 30, 2024	168	167
Additional paid-in capital	56,804	59,892
Retained earnings	118,475	123,620
MasterCraft Boat Holdings, Inc. equity	175,447	183,679
Noncontrolling interest	200	200
Total equity	175,647	183,879
Total liabilities and equity	$309,147	$317,984

Supplemental Operating Data

The following table presents certain supplemental operating data for the periods indicated:

	Three Months Ended
	September 29,	October 1,
	2024	2023	Change
	(Dollars in thousands)
Unit sales volume:
MasterCraft	374	494	(24.3)%
Pontoon	177	362	(51.1)%
Consolidated	551	856	(35.6)%
Net sales:
MasterCraft	$55,533	$75,836	(26.8)%
Pontoon	9,826	18,469	(46.8)%
Consolidated	$65,359	$94,305	(30.7)%
Net sales per unit:
MasterCraft	$148	$154	(3.9)%
Pontoon	56	51	9.8%
Consolidated	119	110	8.2%
Gross margin	18.1%	23.8%	(570) bps

Non-GAAP Measures

EBITDA, Adjusted EBITDA, EBITDA margin, and Adjusted EBITDA margin

We define EBITDA as income from continuing operations, before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges or other items that we do not consider to be indicative of our core and/or ongoing operations. For the periods presented herein, the adjustments include share-based compensation, and CEO transition and organizational realignment costs. We define EBITDA margin and Adjusted EBITDA margin as EBITDA and Adjusted EBITDA, respectively, each expressed as a percentage of Net sales.

Adjusted Net Income and Adjusted Net Income per share

We define Adjusted Net Income and Adjusted Net Income per share as income from continuing operations, adjusted to eliminate certain non-cash charges or other items that we do not consider to be indicative of our core and/or ongoing operations and reflecting income tax expense on adjusted net income before income taxes at our estimated annual effective tax rate. For the periods presented herein, these adjustments include other intangible asset amortization, share-based compensation, and CEO transition and organizational realignment costs.

The Non-GAAP Measures are not measures of net income or operating income as determined under GAAP. The Non-GAAP Measures are not measures of performance in accordance with GAAP and should not be considered as an alternative to net income, net income per share, or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow. We believe that the inclusion of the Non-GAAP Measures is appropriate to provide additional information to investors because securities analysts and investors use the Non-GAAP Measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use Adjusted Net Income and Adjusted Net Income

per share to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than does GAAP measures alone. We believe Adjusted Net Income and Adjusted Net Income per share assists our board of directors, management, investors, and other users of the financial statements in comparing our net income on a consistent basis from period to period because it removes certain non-cash items and other items that we do not consider to be indicative of our core and/or ongoing operations and reflecting income tax expense on adjusted net income before income taxes at our estimated annual effective tax rate. The Non-GAAP Measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and the Non-GAAP Measures do not reflect any cash requirements for such replacements;
•
The Non-GAAP Measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•
The Non-GAAP Measures do not reflect changes in, or cash requirements for, our working capital needs;
•
Certain Non-GAAP Measures do not reflect our tax expense or any cash requirements to pay income taxes;
•
Certain Non-GAAP Measures do not reflect interest expense, or the cash requirements necessary to service interest payments on our indebtedness; and
•
The Non-GAAP Measures do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our core and/or ongoing operations, but may nonetheless have a material impact on our results of operations.

In addition, because not all companies use identical calculations, our presentation of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies, including companies in our industry.

We do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

The following table presents a reconciliation of income from continuing operations as determined in accordance with GAAP to EBITDA and Adjusted EBITDA, and income from continuing operations margin to EBITDA margin and Adjusted EBITDA margin (each expressed as a percentage of net sales) for the periods indicated:

(Dollars in thousands)	Three Months Ended
	September 29,	% of Net	October 1,	% of Net
	2024	sales	2023	sales
Income from continuing operations	$1,016	1.6%	$8,531	9.0%
Income tax expense	193		2,496
Interest expense	987		878
Interest income	(1,192)		(1,352)
Depreciation and amortization	2,074		2,109
EBITDA	3,078	4.7%	12,662	13.4%
Share-based compensation	430		910
CEO transition and organizational realignment costs(a)	334		436
Adjusted EBITDA	$3,842	5.9%	$14,008	14.9%

The following table sets forth a reconciliation of income from continuing operations as determined in accordance with GAAP to Adjusted Net Income for the periods indicated:

(Dollars in thousands, except per share data)	Three Months Ended
	September 29,	October 1,
	2024	2023
Income from continuing operations	$1,016	$8,531
Income tax expense	193	2,496
Amortization of acquisition intangibles	450	462
Share-based compensation	430	910
CEO transition and organizational realignment costs(a)	334	436
Adjusted Net Income before income taxes	2,423	12,835
Adjusted income tax expense(b)	485	2,567
Adjusted Net Income	$1,938	$10,268

Adjusted net income per common share
Basic	$0.12	$0.60
Diluted	$0.12	$0.60
Weighted average shares used for the computation of (c):
Basic Adjusted net income per share	16,544,941	17,156,283
Diluted Adjusted net income per share	16,544,941	17,224,608

The following table presents the reconciliation of income from continuing operations per diluted share to Adjusted Net Income per diluted share for the periods indicated:

(Dollars in thousands, except per share data)	Three Months Ended
	September 29,	October 1,
	2024	2023
Income from continuing operations per diluted share	$0.06	$0.50
Impact of adjustments:
Income tax expense	0.01	0.14
Amortization of acquisition intangibles	0.03	0.03
Share-based compensation	0.03	0.05
CEO transition and organizational realignment costs(a)	0.02	0.03
Adjusted Net Income per diluted share before income taxes	0.15	0.75
Impact of adjusted income tax expense on net income per diluted share before income taxes(b)	(0.03)	(0.15)
Adjusted Net Income per diluted share	$0.12	$0.60

(a)
Represents amounts paid for legal fees and recruiting costs associated with the CEO transition, as well as non-recurring severance costs incurred as part of the Company's strategic organizational realignment undertaken in connection with the transition.
(b)
For fiscal 2025 and 2024, income tax expense reflects an income tax rate of 20.0% for each period presented.
(c)
Represents the Weighted Average Shares used for the computation of Basic and Diluted earnings per share as presented on the Consolidated Statements of Operations to calculate Adjusted Net Income per diluted share for all periods presented herein.

Investor Contact:

MasterCraft Boat Holdings, Inc.

John Zelenak

Manager of Treasury & Investor Relations

Email: investorrelations@mastercraft.com

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